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                                   EXHIBIT 11

CAM DESIGNS INC.

EPS CALCULATIONS FOR PERIOD       June 1, 1997      TO MAY 31, 1998
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Basic   ($1.63)

Diluted ($1.63)

                                                                             =

EPS CALCULATIONS FOR THE PERIOD   June 1, 1996      TO MAY 31, 1997
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Basic   ($1.47)

Diluted ($1.47)

                                                                             =